SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 11, 2006
(Date of report)

SMARTS OIL AND GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

NV	0-131224	20-4028175
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

4128 Merriman Loop Howell, MI 48843
(Address of Principal Executive Office)

(248) 321-0121
(Registrant’s Telephone Number, Including Area Code)

Item 8.01 Other Events

On October 3, 2006, Value Consulting announced plans to retire 16,400,000 shares held by management and various shareholders, bringing the shares outstanding to 24,910,000, representing a 40% decrease in the total shares outstanding. The shareholders will not receive any consideration for the cancellation of his shares.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 3, 2006 announcing retirement of shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLVE STAFFING, INC.
/s/ Dan Seifer
Dated: October 11, 2006	Dan Seifer, CEO